Exhibit 99.1

Bellicum Reports First Quarter 2021 Financial Results and Provides Operational Update
HOUSTON, May 17, 2021 --- Bellicum Pharmaceuticals, Inc. (Nasdaq: BLCM), a leader in developing novel, controllable cellular immunotherapies for cancers, today reported financial results for the first quarter 2021 and provided an operational update.

“In the first quarter, Bellicum maintained focus on the clinical studies of our next generation CAR-T cell therapies,” said Rick Fair, President and Chief Executive Officer. “Our trials of BPX-601 in prostate cancer and BPX-603 in HER2+ solid tumors are well underway, and we look forward to providing future updates on our clinical progress for both programs.”
Program Highlights and Current Updates

BPX-601 GoCAR-T®
•Patient enrollment is ongoing in the Phase 1/2 dose-escalation clinical trial evaluating BPX-601 and rimiducid in patients with previously treated metastatic pancreatic or prostate cancer.
•Bellicum plans to present a Phase 1 data update on BPX-601 and rimiducid in patients with metastatic castration-resistant prostate cancer in the first quarter of 2022.

BPX-603 GoCAR-T
•Bellicum is conducting its Phase 1/2 clinical trial for BPX-603 in patients with solid tumors that express human epidermal growth factor 2 (HER2), including breast, endometrial, ovarian, gastric, and colorectal cancers. BPX-603 is the company’s first dual-switch GoCAR-T product candidate, which incorporates Bellicum’s iMC activation and CaspaCIDe® safety switch technologies. The company expects to present initial Phase 1 data from this trial in the fourth quarter of 2021.

CaspaCIDe
•As announced in February, the first reported use of the CaspaCIDe safety switch to mitigate CAR-T cell toxicity was published as an ahead-of-print publication in the digital edition of Blood, a journal published by The American Society of Hematology. The report described a case from an investigator-sponsored trial at the University of North Carolina Lineberger Comprehensive Cancer Center of autologous CAR-T cells expressing CD19 and CaspaCIDe. In this patient, grade 3-4 immune effector cell-associated neurotoxicity syndrome (ICANS) refractory to standard therapies was treated with rimiducid to activate CaspaCIDe. Within 12 hours of rimiducid administration, ICANS grade improved from 3 to 1 and was fully resolved after four days.

First Quarter 2021 Financial Results

R&D Expenses: Research and development expenses were $6.5 million for the first quarter of 2021 compared to $10.4 million during the first quarter of 2020. The reduction in expenses in the first quarter 2021 resulted primarily from reduced rivo-cel activities and the corporate restructuring implemented during the fourth quarter of 2020, partially offset by an increase in expenses related to the GoCAR™ programs.

Exhibit 99.1

G&A Expenses: General and administrative expenses were $2.0 million in the first quarter of 2021 compared to $4.2 million in the period a year ago. The reduction in expenses during the first quarter 2021 relative to the comparable period in 2020 was primarily due to the effects of the corporate restructuring that reduced employee-related charges.

Loss from Operations: Bellicum reported a loss from operations of $8.9 million for the first quarter of 2021 compared to a loss from operations of $14.6 million for the comparable period in 2020.

Net Income/Loss: Bellicum reported a net loss of $11.3 million for the first quarter of 2021 compared to net income of $17.6 million for the comparable period in 2020. The results included a non-cash loss of $2.3 million related to the change in fair value of the warrant and private placement option liability for the first quarter of 2021.

Shares Outstanding: As of May 10, 2021, Bellicum had 8,397,803 shares of common stock and 452,000 shares of preferred stock outstanding. Each share of preferred stock is convertible into 10 shares of common stock.

Cash Position and Guidance: Bellicum reported cash and cash equivalents and restricted cash totaling $29.6 million as of March 31, 2021, compared to $37.0 million as of December 31, 2020. Based on current operating plans, Bellicum expects that current cash resources will be sufficient to meet operating requirements into the second quarter of 2022.

About Bellicum Pharmaceuticals

Bellicum is a clinical stage biopharmaceutical company striving to deliver cures through controllable cell therapies. The company’s next-generation product candidates are differentiated by powerful cell signaling technologies designed to produce more effective CAR-T cell therapies. Bellicum’s GoCAR-T® product candidates, BPX-601 and BPX-603, are designed to be more efficacious CAR-T cell products capable of overriding key immune inhibitory mechanisms. More information about Bellicum can be found at www.bellicum.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Bellicum’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Bellicum’s plans to continue its focus on next generation CAR-T cell therapies; the timing of updates regarding Bellicum’s clinical trials and other development programs; our expected cash runway. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation Bellicum’s quarterly report on Form 10-Q for the three months ended March 31, 2021 and Bellicum’s annual report on Form 10-K the year ended December 31, 2020. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update Bellicum’s forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Exhibit 99.1

BELLICUM PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(unaudited; in thousands)

	March 31,	December 31,
	2021	2020
Current Assets:
Cash and cash equivalents	$28,082	$35,495
Restricted cash	1,501	1,501
Accounts receivable, interest and other receivables	375	2
Prepaid expenses and other current assets	1,481	802
Assets held for sale	—	1,643

Non-Current Assets:
Operating lease right-of-use assets	—	645
Property and equipment, net	63	189
Other assets	5	307
Total assets	$31,507	$40,584

Current Liabilities:
Accounts payable	$669	$891
Accrued expenses and other current liabilities	5,120	4,165
Warrant derivative liability	11,863	10,345
Private placement option liability	8,622	7,803
Current portion of lease liabilities	31	825
Liabilities held for sale	—	672

Long-Term Liabilities:
Long-term lease liabilities	27	344

Preferred stock	18,036	18,036
Total stockholders' deficit	(12,861)	(2,497)
Total liabilities, preferred stock and stockholders' deficit	$31,507	$40,584

Exhibit 99.1

BELLICUM PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Operating Expenses:
Research and development	6,460	10,448
General and administrative	2,012	4,171
Total operating expenses	8,472	14,619
Loss on lease termination	464	—
Loss from operations	(8,936)	(14,619)

Interest income	10	354
Interest expense	(4)	(985)
Change in fair value of warrant liability	(2,337)	32,826
Net income (loss)	$(11,267)	$17,576
Undistributed earnings to participating securities	—	(12,084)
Net income (loss) attributable to common shareholders	$(11,267)	$5,492
Net income (loss) per share attributable to common shareholders, basic	$(1.12)	$1.09
Net income (loss) per share attributable to common shareholders, diluted	$(1.12)	$1.09
Weighted-average shares outstanding, basic	10,034,970	5,039,695
Weighted-average shares outstanding, diluted	10,034,970	5,040,056

Source: Bellicum Pharmaceuticals

Investors:
Robert H. Uhl
Managing Director
Westwicke ICR
858-356-5932
Robert.uhl@westwicke.com

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